Exhibit 99.2

ORIC Pharmaceuticals Expands Precision Oncology Pipeline with Exclusive Worldwide License to Highly Selective Allosteric PRC2 Inhibitors from Mirati Therapeutics

ORIC licenses exclusive worldwide development and commercialization rights to a potential best-in-class PRC2 inhibitor

IND filing to support clinical development of ORIC-944 in prostate cancer expected in 2H 2021

ORIC to host conference call today at 4:30 p.m. ET

SOUTH SAN FRANCISCO and SAN DIEGO, CA – Aug. 5, 2020 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today announced it has entered into an exclusive worldwide license agreement with Mirati Therapeutics, Inc. (Nasdaq: MRTX), a leading targeted oncology company dedicated to advancing novel therapeutics.  ORIC will have exclusive worldwide rights for the development activities and commercialization of a small molecule allosteric inhibitor program directed towards the polycomb repressive complex 2 (PRC2), a validated oncogenic target across several cancers with promising therapeutic potential in prostate cancer, among other indications.

“We are excited to add another program to our pipeline that is well aligned with our mission of overcoming cancer resistance and our expertise in hormone-dependent cancers, key tumor dependencies and precision oncology,” said Jacob Chacko, M.D., president and chief executive officer of ORIC.  “Our lead program, ORIC-101, and the rest of our innovative, wholly-owned pipeline of precision medicines have thus far been internally generated by our fully integrated drug discovery and development team.  This PRC2 inhibitor is the first externally sourced program we’ve added to our pipeline and, based on work conducted at ORIC, we believe Mirati’s novel approach in targeting PRC2 may address an area of significant unmet medical need in treatment-resistant prostate cancer.”

“We are pleased to enter into this agreement with ORIC, which enables the continued advancement of Mirati’s PRC2 inhibitors” said James G. Christensen, Ph.D., executive vice president and chief scientific officer of Mirati. “With ORIC’s focus on novel treatments for prostate cancer, ORIC is an ideal partner to further the research and development of this program.”

Mirati has developed highly selective allosteric inhibitors of PRC2, including a lead candidate now designated as ORIC-944, that target its regulatory embryonic ectoderm development (EED) subunit and may represent a best-in-class approach for the treatment of advanced prostate cancer.  Prior to entering into the license agreement with Mirati, ORIC generated compelling in vivo efficacy data in enzalutamide-resistant prostate cancer models with ORIC-944.  ORIC expects to file an IND for ORIC-944 in the second half of 2021.

Under the terms of the agreement, in exchange for an exclusive worldwide license to develop and commercialize Mirati’s PRC2 inhibitor program, ORIC paid to Mirati a one-time non-cash payment of $20 million in shares of ORIC common stock.  The number of shares issued to Mirati was based on a price of $34.00 per share, representing a premium of 10% to the 60-day trailing volume-weighted average trading price of ORIC’s common stock.  ORIC is not subject to any future milestone or royalty payment obligations to Mirati.

Webcast and Conference Call

ORIC will host a webcast and conference call today, August 5th, at 4:30 p.m. ET.  To participate in the conference call, please dial (866) 393-4306 (domestic) or (734) 385-2616 (international) and refer to conference ID: 5167646.  Please join the conference call at least 15 minutes early to register.  A live webcast will be available in the Investors section of the company's website at www.oricpharma.com.  The webcast will be archived for 60 days following the presentation.

About PRC2

The polycomb repressive complex 2 (PRC2) has methyltransferase activity required for long term epigenetic silencing of chromatin and plays a critical role in cancer.  PRC2 core subunits EED, EZH2, and SUZ12 function as part of a complex to selectively repress gene expression by regulating the transfer of methyl groups to a distinct lysine residue on histone proteins associated with DNA.  Overexpression and/or mutations in PRC2 can result in aberrant methylation activity, leading to tumorigenesis in multiple solid tumors and hematological malignancies.  In particular, PRC2 dysfunction can lead to decreased expression of tumor suppressor genes and other target genes that have been associated with poor prognosis in patients with metastatic prostate cancer.

First-generation PRC2 inhibitors, which target the catalytic EZH2 subunit, have demonstrated clinical activity in several cancers, and one has been approved by the FDA for the treatment of epithelioid sarcoma and follicular lymphoma.  More recent scientific advances have focused on developing allosteric inhibitors of PRC2, which may help to address several limitations of first-generation PRC2 inhibitors.  Research conducted at ORIC demonstrated that allosteric inhibitors of PRC2 are more efficacious in treatment-resistant prostate cancer models than has been reported by traditional non-allosteric PRC2 inhibitors.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer.  ORIC’s lead product candidate, ORIC-101, is a potent and selective small molecule antagonist of the glucocorticoid receptor, which has been linked to resistance to multiple classes of cancer therapeutics across a variety of solid tumors.  ORIC-101 is currently in two separate Phase 1b trials of ORIC-101 in combination with

(1) Xtandi (enzalutamide) in metastatic prostate cancer and (2) Abraxane (nab-paclitaxel) in advanced or metastatic solid tumors.  ORIC’s other product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, and (2) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer.  Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms.  ORIC has offices in South San Francisco and San Diego, California.  For more information, please go to www.oricpharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements in this press release that are not purely historical are forward-looking statements.  Such forward-looking statements include, among other things, statements regarding the ability of ORIC-944 to treat prostate cancer; the potential benefits of and activity under the license agreement between ORIC and Mirati; preclinical data and development plans underlying ORIC-944; the planned filing of an IND for ORIC-944; the potential best-in-class nature of ORIC-944; plans underlying clinical trials and development for ORIC-101; the potential advantages of ORIC’s product candidates; statements by ORIC’s president and chief executive officer; and statements by Mirati’s executive vice president and chief scientific officer.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect.  Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-101, ORIC-944 or any other product candidates to differ from preclinical, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the license agreement; risks related to the effect of the announcement of the transaction on ORIC’s business relationships, operating results and business generally; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks.  Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Quarterly Report on Form 10-Q

filed with the Securities and Exchange Commission (the “SEC”) on August 5, 2020, and ORIC’s future reports to be filed with the SEC.  These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com